Exhibit 10.11

FIRST AMENDMENT TO THE
CROWN CASTLE INTERNATIONAL CORP.
2022 LONG-STOCK INCENTIVE PLAN
W I T N E S S E T H:
WHEREAS, effective August 1, 2022, Crown Castle International Corp. (“Company”) has changed its name to Crown Castle Inc. (“Name Change”); and
WHEREAS, the Company previously established the Crown Castle International Corp. 2022 Long-Term Incentive Plan (“Plan”); and
WHEREAS, pursuant to Section XIV of the Plan, the Board of Directors of the Company (“Board”) has the right to amend the Plan; and
WHEREAS, on May 19, 2022, the Board authorized and empowered certain officers of the Company (“Authorized Officers”) to take such actions, in the name and on behalf of the Company, as any Authorized Officer deems appropriate to reflect the Name Change (“Board Approval”);
NOW, THEREFORE, pursuant to the Board Approval, the Plan is hereby amended, effective as of August 1, 2022, as follows:
1.The Plan is renamed the “Crown Castle Inc. 2022 Long-Term Incentive Plan.”
2.All references in the Plan to “Crown Castle International Corp.” (including, but not limited to, in the title of the Plan and Sections I, II(i) and II(dd) of the Plan) are hereby amended to refer to “Crown Castle Inc.”

Approved and Adopted
Effective as of August 1, 2022

CROWN CASTLE INC.

By: /s/ Kenneth J. Simon
Kenneth J. Simon Executive Vice President and General Counsel